Exhibit 99.1

News Release

ACCO BRANDS REPORTS FOURTH QUARTER AND FULL YEAR RESULTS AND PROVIDES OUTLOOK FOR 2025

Full Year 2024

•
Reported net sales of $1.67 billion; Gross margins expanded 70 basis points
•
Net operating cash flow of $148 million, free cash flow of $132 million
•
Reduced net debt by $94 million with a consolidated leverage ratio of 3.4x at year-end
•
Realized approximately $25 million in cost savings during 2024, with additional savings expected in 2025
•
Loss per share of $1.06 includes impairment charges; Adjusted EPS of $1.02, reflecting unfavorable foreign exchange trends

LAKE ZURICH, ILLINOIS, February 20, 2025 - ACCO Brands Corporation (NYSE: ACCO) today reported financial results for its fourth quarter and twelve months ended December 31, 2024.

"Fourth quarter sales and EPS were in line with our outlook, excluding the impact of greater foreign currency headwinds. During the year, we successfully executed on our key priorities and realized approximately $25 million in cost savings. In addition, we further increased our multi-year cost reduction program to $100 million of cumulative savings. These actions and our continued commitment to managing costs led to improved gross margins, lower SG&A and strong free cash flow. We also expanded our capital allocation program, repurchasing $15 million in shares, while strengthening our balance sheet through debt reduction, " stated ACCO Brands' President and Chief Executive Officer, Tom Tedford.

"Our cost restructuring actions and continued focus on productivity will provide us with an optimized structure that will scale with organic and inorganic growth. Our primary focus moving forward will be improving sales trends through new product development, accretive acquisitions, price and promotional excellence, brand building and other growth initiatives. These actions will drive improved revenue outcomes and enhance our profitability and cash flows," added Mr. Tedford.

Fourth Quarter Results

Net sales were $448.1 million, down 8.3 percent from $488.6 million in 2023. Adverse foreign exchange reduced sales by $11.9 million, or 2.4 percent. Comparable sales decreased 5.9 percent. Both reported and comparable sales declines reflect softer global demand for certain office-related products and lower demand for back-to-school products in Brazil. The exit of lower margin business in North America accounted for approximately 1.0 percent of the decline. These declines were partially offset by growth in the technology accessories categories.

Operating income was $42.0 million versus an operating loss of $52.8 million in 2023, with the prior year's loss primarily due to a non-cash goodwill impairment charge of $89.5 million. In 2024, we recognized incremental restructuring charges of $10.7 million, compared to $20.9 million in the prior-year period. Adjusted operating income was $64.2 million, compared to $68.3 million in 2023. Both reported and adjusted operating income declines reflect lower sales volume, which was partially offset by cost reduction initiatives.

Net income was $20.6 million, or $0.21 per share, compared with prior-year net loss of $59.4 million, or $(0.62) per share. The prior year net loss is primarily due to the non-cash goodwill impairment charge of $89.5 million, with no associated tax benefit, as well as the higher restructuring charges noted above. In addition, in the prior year, there were discrete tax benefits of $19.8 million, due to tax legislation changes in Brazil and the United States. Adjusted net income and adjusted earnings per share in both 2024 and 2023 were $37.5 million and $0.39 per share, respectively.

Full Year Results

Net sales were $1.67 billion, down 9.1 percent from $1.83 billion in 2023. Adverse foreign exchange reduced sales by $19.3 million, or 1.1 percent. Comparable sales decreased 8.0 percent. Both reported and comparable sales declines reflect softer global consumer and business demand for certain office-related product categories and weaker back-to-school purchases by our customers in the Americas segment. The exit of lower margin business in North America was approximately 2.0 percent of the decline. These declines were partially offset by growth in the technology accessories categories.

Operating loss was $37.0 million versus operating income of $44.7 million in 2023, primarily due to higher non-cash impairment charges of $165.2 million related to goodwill and intangible assets, partially offset by lower restructuring charges of $16.8 million. This compares to a non-cash goodwill impairment charge of $89.5 million and restructuring charges of $27.2 million in the prior year. Adjusted operating income was $189.7 million, compared to $204.8 million in 2023. Both reported and adjusted operating income declines reflect lower sales volume, partially offset by cost reduction initiatives, lower incentive compensation expense and improved product mix.

Net loss was $101.6 million, or $(1.06) per share, compared with a net loss of $21.8 million, or $(0.23) per share, in 2023, primarily due to the increase in non-cash impairment charges related to goodwill and intangible assets, partially offset by lower restructuring charges. In addition, in the prior year, there were more discrete tax benefits of $15.3 million, primarily due to tax legislation changes in Brazil and the United States. Adjusted net income was $99.2 million compared with $105.6 million in 2023, and adjusted earnings per share were $1.02 per share compared with $1.09 per share in 2023. The decline in adjusted net income was due to lower sales and adverse foreign exchange, partially offset by cost reduction initiatives.

Capital Allocation and Dividend

For the full year, the Company improved its operating cash flow to $148.2 million versus $128.7 million in the prior year, driven primarily by improved working capital management. Free cash flow was $132.3 million, compared to $114.9 million in the prior year. The Company's consolidated leverage ratio as of December 31, 2024 was 3.4x.

In 2024, the Company reduced net debt by $94 million, paid dividends of $28.4 million and repurchased 2.9 million shares for $15.0 million.

On February 14, 2025, ACCO Brands announced that its board of directors declared a regular quarterly cash dividend of $0.075 per share. The dividend will be paid on March 26, 2025 to stockholders of record at the close of business on March 14, 2025. At the current stock price, on an annualized basis, ACCO Brands shareholders are receiving an approximate 6 percent yield on their investment.

Restructuring and Cost Savings Program

In January 2024, the Company announced a multi-year restructuring and cost savings program, with anticipated annualized pre-tax cost savings of at least $60 million when fully realized. Given the macro uncertainties, the Company has increased its savings target by $40 million and now anticipates the multi-year program to yield approximately $100 million in annualized savings by the end of 2026. In the fourth quarter of 2024, the Company took restructuring charges of $10.7 million, related to these additional actions.

Business Segment Results

ACCO Brands Americas – Fourth quarter segment net sales of $251.3 million decreased 11.8 percent from $284.9 million in the prior year. Adverse foreign exchange, primarily in Brazil and Mexico, reduced sales by 3.9 percent. Comparable sales were $262.5 million, down 7.9 percent versus the prior year. Both reported and comparable sales decreases were attributable to moderating demand trends in Brazil for back-to-school products and softer demand for certain consumer and business product categories. The exit of lower margin business accounted for approximately 2.0 percent of the decline. These declines were partially offset by modest growth in the technology accessories categories.

Fourth quarter operating income was $31.2 million versus operating loss of $62.6 million a year earlier, largely due to a $89.5 million non-cash goodwill impairment charge we recorded in the fourth quarter of 2023. Restructuring expense was $3.1 million, compared to $16.5 million in the prior-year period. Adjusted operating income was $41.6 million, down from $49.6 million in the prior year. The decrease in adjusted operating income reflects lower sales volume, partially offset by cost reduction initiatives.

ACCO Brands International – Fourth quarter segment net sales of $196.8 million decreased 3.4 percent from $203.7 million in the prior year. Unfavorable foreign exchange reduced sales by 0.3 percent. Comparable sales were $197.5 million, down 3.1 percent versus the prior year. Both reported and comparable sales declines reflect reduced demand for certain office products, partially offset by growth in the technology accessories categories and the benefit of price increases.

Fourth quarter operating income was $24.0 million, an increase from $23.4 million in the prior year, with adjusted operating income of $32.4 million compared with $31.7 million in the prior year. The improvement in both reflects the benefit of price increases and cost reduction actions, partially offset by the impact of lower sales volume.

2025 Outlook

"For 2025, we are providing a broader range of guidance for sales and EPS given the current uncertainties related to tariffs, foreign exchange exposure and economic headwinds affecting consumer demand. The magnitude of impact from these factors on our business remains unpredictable. We anticipate that year-over-year sales trends will improve throughout the year as trends have stabilized in many of our categories. The cost reductions in 2024, along with our aggressive approach to managing our cost structure should allow us to expand margin rates and maintain similar levels of EPS in 2025. Our robust free cash flow will enable us to continue our capital allocation strategy of reducing debt, investing in our business, paying our quarterly dividend, opportunistically repurchasing shares and pursuing potential M&A," concluded Mr. Tedford.

In the first quarter, the Company expects comparable sales to be down in a range of 5.0% to 8.0% and adjusted loss per share within a range of ($0.03) to ($0.05). First quarter loss per share, reflects fixed cost deleveraging as this is seasonally the smallest sales quarter of the year.

For the full year, the Company expects comparable sales to be down in the range of 1.0% to 5.0%. Full year adjusted EPS is expected to be within a range of $1.00 to $1.05. The Company expects 2025 free cash flow to be within a range of $105 to $115 million with a consolidated leverage ratio within a range of 3.0x to 3.3x.

Webcast

At 8:30 a.m. ET on February 21, 2025, ACCO Brands Corporation will host a conference call to discuss the Company's fourth quarter and full year 2024 results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands, the Home of Great Brands Built by Great People, designs, manufactures and markets consumer and end-user products that help people work, learn, and play. Our widely recognized brands include AT-A-GLANCE®, Five Star®, Kensington®, Leitz®, Mead®, PowerA®, Swingline®, Tilibra® and many others. More information about ACCO Brands Corporation (NYSE: ACCO) can be found at www.accobrands.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most directly comparable GAAP financial measure in the "About Non-GAAP Financial Measures" section of this earnings release.

Forward-Looking Statements

Statements contained herein, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, strategies, business operations and similar matters, results of operations, liquidity and financial condition, and those relating to cost reductions and anticipated pre-tax savings and restructuring costs are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Forward-looking statements are subject to the occurrence of events outside the Company's control and actual results and the timing of events may differ materially from those suggested or implied by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements when deciding whether to buy, sell or hold the Company’s securities.

Our outlook is based on certain assumptions which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding consumer demand, tariffs, global geopolitical and economic uncertainties, and fluctuations in foreign currency exchange rates; and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: a limited number of large customers account for a significant percentage of our sales; sales of our products are affected by general economic and business conditions globally and in the countries in which we operate; risks associated with foreign currency exchange rate fluctuations; challenges related to the highly competitive business environment in which we operate; our ability to develop and market innovative products that meet consumer demands and to expand into new and adjacent product categories; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory, compliance and other risks in such markets; the continued decline in the use of certain of our products; risks associated with seasonality, the sufficiency of investment returns on pension assets, risks related to actuarial assumptions, changes in government regulations and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; our ability to secure, protect and maintain our intellectual property rights, and our ability to license rights from major gaming console makers and video game publishers to support our gaming accessories business; our ability to grow profitably through acquisitions, and successfully integrate them; our ability to successfully execute our multi-year restructuring and cost savings program and realize the anticipated benefits; continued disruptions in the global supply chain; risks associated with inflation and other changes in the cost or availability of raw materials, transportation, labor, and other necessary supplies and services and the cost of finished goods; risks associated with outsourcing production of certain of our products, information technology systems and other administrative functions; the failure, inadequacy or interruption of our information technology systems or its supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; risks associated with our indebtedness, including limitations imposed by restrictive covenants, our debt service obligations, and our ability to comply with financial ratios and tests; a change in or discontinuance of our stock repurchase program or the payment of dividends; product liability claims, recalls or regulatory actions; the impact of litigation or other legal proceedings; the impact of additional tax liabilities stemming from our global operations and changes in tax laws, regulations and tax rates; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements, the costs of compliance and the impact of changes in such laws; changes in trade policy and regulations, including changes in trade agreements and the imposition of tariffs, and the resulting consequences; our ability to attract and retain qualified personnel; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by telecommunication failures, labor strikes, power and/or water shortages, public health crises, such as the occurrence of contagious diseases, severe weather events, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christopher McGinnis	Kori Reed
Investor Relations	Media Relations
(847) 796-4320	(224) 501-0406

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31, 2024	December 31, 2023
(in millions)
Assets
Current assets:
Cash and cash equivalents	$74.1	$66.4
Accounts receivable, net	348.9	430.7
Inventories	270.4	327.5
Other current assets	38.1	30.8
Total current assets	731.5	855.4
Total property, plant and equipment	505.5	599.6
Less: accumulated depreciation	(368.0)	(429.5)
Property, plant and equipment, net	137.5	170.1
Right of use asset, leases	81.0	91.0
Deferred income taxes	89.3	104.7
Goodwill	446.4	590.0
Identifiable intangibles, net	709.6	815.7
Other non-current assets	33.1	17.9
Total assets	$2,228.4	$2,644.8
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$10.5	$0.2
Current portion of long-term debt	40.8	36.5
Accounts payable	167.3	183.7
Accrued compensation	43.2	53.3
Accrued customer program liabilities	78.5	104.0
Lease liabilities	21.5	20.5
Other current liabilities	128.5	143.8
Total current liabilities	490.3	542.0
Long-term debt, net	783.3	882.2
Long-term lease liabilities	66.9	76.8
Deferred income taxes	111.9	125.6
Pension and post-retirement benefit obligations	117.2	157.6
Other non-current liabilities	52.7	73.6
Total liabilities	1,622.3	1,857.8
Stockholders' equity:
Common stock	1.0	1.0
Treasury stock	(47.0)	(45.1)
Paid-in capital	1,911.8	1,913.4
Accumulated other comprehensive loss	(572.1)	(526.3)
Accumulated deficit	(687.6)	(556.0)
Total stockholders' equity	606.1	787.0
Total liabilities and stockholders' equity	$2,228.4	$2,644.8

ACCO Brands Corporation and Subsidiaries

Consolidated Statements of Loss (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share data)	2024	2023	% Change	2024	2023	% Change
Net sales	$448.1	$488.6	(8.3)%	$1,666.2	$1,832.8	(9.1)%
Cost of products sold	292.6	318.6	(8.2)%	1,110.8	1,234.5	(10.0)%
Gross profit	155.5	170.0	(8.5)%	555.4	598.3	(7.2)%
Operating costs and expenses:
Selling, general and administrative expenses	91.3	101.7	(10.2)%	365.7	393.5	(7.1)%
Amortization of intangibles	11.5	10.7	7.5%	44.7	43.4	3.0%
Restructuring	10.7	20.9	(48.8)%	16.8	27.2	(38.2)%
Impairment of goodwill and intangible assets	—	89.5	(100.0)%	165.2	89.5	84.6%
Total operating costs and expenses	113.5	222.8	(49.1)%	592.4	553.6	7.0%
Operating income (loss)	42.0	(52.8)	NM	(37.0)	44.7	NM
Non-operating expense (income):
Interest expense	11.8	13.6	(13.2)%	52.6	58.6	(10.2)%
Interest income	(1.4)	(0.9)	55.6%	(7.5)	(7.1)	5.6%
Non-operating pension expense	0.5	1.3	(61.5)%	6.1	1.8	NM
Other (income) expense, net	(0.5)	6.6	NM	(0.9)	4.5	NM
Income (loss) before income tax	31.6	(73.4)	NM	(87.3)	(13.1)	NM
Income tax expense (benefit)	11.0	(14.0)	NM	14.3	8.7	64.4%
Net income (loss)	$20.6	$(59.4)	NM	$(101.6)	$(21.8)	NM

Per share:
Basic income (loss) per share	$0.22	$(0.62)	NM	$(1.06)	$(0.23)	NM
Diluted income (loss) per share	$0.21	$(0.62)	NM	$(1.06)	$(0.23)	NM

Weighted average number of shares outstanding:
Basic	94.0	95.4		95.6	95.3
Diluted	95.9	95.4		95.6	95.3

Cash dividends declared per common share	$0.075	$0.075		$0.300	$0.300

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023		2024	2023
Gross profit (Net sales, less Cost of products sold)	34.7%	34.8%		33.3%	32.6%
Selling, general and administrative expenses	20.4%	20.8%		21.9%	21.5%
Operating income (loss)	9.4%	(10.8)%		(2.2)%	2.4%
Income (loss) before income tax	7.1%	(15.0)%		(5.2)%	(0.7)%
Net income (loss)	4.6%	(12.2)%		(6.1)%	(1.2)%
Income tax rate	34.8%	19.1%		(16.4)%	(66.4)%

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
(in millions)	2024	2023
Operating activities
Net loss	$(101.6)	$(21.8)
Gain on disposal of assets	(1.8)	(0.3)
Deferred income tax benefit	(6.9)	(20.1)
Depreciation	28.4	32.7
Amortization of debt issuance costs	2.8	3.0
Amortization of intangibles	44.7	43.4
Stock-based compensation	11.9	14.8
Loss on debt extinguishment	1.0	—
Non-cash charge for impairment of goodwill and intangible assets	165.2	89.5
Changes in operating assets and liabilities:
Accounts receivable	43.3	(38.6)
Inventories	38.3	85.5
Other assets	(9.0)	5.9
Accounts payable	(6.3)	(68.0)
Accrued expenses and other liabilities	(41.5)	18.2
Accrued income taxes	(20.3)	(15.5)
Net cash provided by operating activities	148.2	128.7
Investing activities
Additions to property, plant and equipment	(15.9)	(13.8)
Proceeds from the disposition of assets	3.6	2.6
Net cash used by investing activities	(12.3)	(11.2)
Financing activities
Proceeds from long-term borrowings	207.0	121.9
Repayments of long-term debt	(292.5)	(199.2)
Borrowings (repayments) of notes payable, net	10.8	(10.2)
Payments for debt issuance costs	(2.5)	—
Dividends paid	(28.4)	(28.5)
Repurchases of common stock	(15.0)	—
Payments related to tax withholding for stock-based compensation	(2.0)	(1.7)
Net cash used by financing activities	(122.6)	(117.7)
Effect of foreign exchange rate changes on cash and cash equivalents	(5.6)	4.4
Net increase in cash and cash equivalents	7.7	4.2
Cash and cash equivalents
Beginning of the period	$66.4	$62.2
End of the period	$74.1	$66.4

About Non-GAAP Financial Measures

We explain below how we calculate each of our non-GAAP financial measures. This is followed by a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, the impact of foreign currency exchange rate fluctuations, unusual tax items, goodwill and indefinite lived trade name impairments and charges, and other non-recurring items that we consider to be outside of our core operations. On an interim basis, we also calculate adjusted income tax expense using our estimated annual income tax rate. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the Company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Sales: Represents net sales excluding the impact of material acquisitions, if any, with current-period foreign operation sales translated at prior-year currency rates. We believe comparable sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of material acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable sales as comparable net sales.

Adjusted Operating Income (Loss)/Adjusted Income (Loss) Before Taxes/Adjusted Net Income (Loss)/Adjusted Net Income (Loss) Per Diluted Share: Represents operating income (loss), income (loss) before taxes, net income (loss), and net income (loss) per diluted share excluding restructuring and goodwill and indefinite lived trade name impairment charges, the amortization of intangibles, non-recurring items, other income/expense, adjustments to reflect the estimated annual tax rate and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share or adjusted EPS.

Adjusted Income Tax Expense (Benefit): Represents income tax expense (benefit) excluding the tax effect of the items that have been excluded from adjusted income (loss) before taxes, unusual income tax items such as the impact of tax audits and changes in laws, and other discrete tax items. We believe our adjusted income tax expense (benefit) is useful to investors because it reflects our income tax calculated using the estimated annual tax rate before discrete tax items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons. For interim periods, the income tax expense (benefit) is calculated using the estimated annual income tax rate.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, interest expense, net, other (income) expense, net, and income tax expense, restructuring and goodwill and indefinite lived trade name impairment charges, and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges and other items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons. In addition, this calculation of adjusted EBITDA is used in our loan agreement to calculate our leverage ratio covenant.

Free Cash Flow: Free cash flow represents cash flow from operating activities less cash used for additions to property, plant and equipment. We believe free cash flow is useful to investors because it measures our available cash flow for paying dividends, reducing debt, repurchasing shares and funding acquisitions.

Consolidated Leverage Ratio: Represents balance sheet debt plus unamortized debt origination costs and less any cash and cash equivalents divided by adjusted EBITDA.

We also provide forward-looking non-GAAP comparable sales, adjusted earnings per share, free cash flow, adjusted EBITDA and historical and forward-looking consolidated leverage ratio. We do not provide a reconciliation of these forward-looking and historical non-GAAP measures to GAAP because the GAAP financial measure is not currently available and management cannot reliably predict all the necessary components of such non-GAAP measures without unreasonable effort or expense due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and material acquisitions, and other charges reflected in our historical results. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Loss information reported in accordance with GAAP to Adjusted Non-GAAP Information for the three months ended December 31, 2024 and 2023.

		Three Months Ended December 31, 2024
		Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense	Tax Rate	Net Income	% of Sales

Reported GAAP		$42.0	9.4%	$31.6	7.1%	$11.0	34.8%	$20.6	4.6%
Reported GAAP diluted loss per share (EPS)								$0.21
Restructuring		10.7		10.7		2.8		7.9
Amortization of intangibles		11.5		11.5		3.0		8.5
Refinancing costs	(B)	—		1.0		0.3		0.7
Gain on sale of property		—		(1.3)		(0.3)		(1.0)
Discrete tax items and adjustments to annual tax rate	(F)	—		—		(0.8)		0.8
Adjusted Non-GAAP		$64.2	14.3%	$53.5	11.9%	$16.0	29.9%	$37.5	8.4%
Adjusted net income per diluted share (Adjusted EPS)								$0.39

		Three Months Ended December 31, 2023
		Operating (Loss) Income	% of Sales	(Loss) Income before Tax	% of Sales	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	% of Sales

Reported GAAP		$(52.8)	(10.8)%	$(73.4)	(15.0)%	$(14.0)	19.1%	$(59.4)	(12.2)%
Reported GAAP diluted income per share (EPS)								$(0.62)
Restructuring		20.9		20.9		5.2		15.7
Goodwill impairment charge		89.5		89.5		—		89.5
Amortization of intangibles		10.7		10.7		3.0		7.7
Exit certain products in the wellness category	(D)	—		5.1		1.3		3.8
Discrete tax items and adjustments to annual tax rate	(F)	—		—		19.8		(19.8)
Adjusted Non-GAAP		$68.3	14.0%	$52.8	10.8%	$15.3	29.0%	$37.5	7.7%
Adjusted net income per diluted share (Adjusted EPS)								$0.39

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Loss information reported in accordance with GAAP to Adjusted Non-GAAP Information for the twelve months ended December 31, 2024 and 2023.

		Twelve Months Ended December 31, 2024
		Operating (Loss) Income	% of Sales	(Loss) Income before Tax	% of Sales	Income Tax Expense	Tax Rate	Net (Loss) Income	% of Sales

Reported GAAP		$(37.0)	(2.2)%	$(87.3)	(5.2)%	$14.3	(16.4)%	$(101.6)	(6.1)%
Reported GAAP diluted loss per share (EPS)								$(1.06)
Restructuring		16.8		16.8		4.4		12.4
Goodwill impairment charge		127.5		127.5		—		127.5
Intangible assets impairment charge		37.7		37.7		9.6		28.1
Amortization of intangibles		44.7		44.7		12.0		32.7
Pension settlement	(A)	—		4.4		1.1		3.3
Refinancing costs	(B)	—		1.0		0.3		0.7
Gain on sale of property		—		(1.3)		(0.3)		(1.0)
Net operating tax gains and losses	(E)	—		(1.8)		(0.6)		(1.2)
Discrete tax items	(F)	—		—		1.7		(1.7)
Adjusted Non-GAAP		$189.7	11.4%	$141.7	8.5%	$42.5	30.0%	$99.2	6.0%
Adjusted net income per diluted share (Adjusted EPS)								$1.02

		Twelve Months Ended December 31, 2023
		Operating Income	% of Sales	(Loss) Income before Tax	% of Sales	Income Tax Expense	Tax Rate	Net (Loss) Income	% of Sales

Reported GAAP		$44.7	2.4%	$(13.1)	(0.7)%	$8.7	(66.4)%	$(21.8)	(1.2)%
Reported GAAP diluted loss per share (EPS)								$(0.23)
Restructuring		27.2		27.2		6.8		20.4
Goodwill impairment charge		89.5		89.5		—		89.5
Amortization of intangibles		43.4		43.4		11.6		31.8
Other asset write-off	(C)	—		1.1		0.3		0.8
Gain on sale of property		—		(1.5)		(0.5)		(1.0)
Exit certain products in the wellness category	(D)	—		5.1		1.3		3.8
Operating tax gains	(E)	—		(1.3)		(0.4)		(0.9)
Discrete tax items	(F)	—		—		17.0		(17.0)
Adjusted Non-GAAP		$204.8	11.2%	$150.4	8.2%	$44.8	29.8%	$105.6	5.8%
Adjusted net income per diluted share (Adjusted EPS)								$1.09

Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Loss to Adjusted EBITDA (Unaudited)

A.
Settlement due to the wind-up of the ACCO Brands Canada Salaried and Hourly pension plans.
B.
Represents the write-off of debt issuance costs associated with the Company's debt refinancing.
C.
Represents the write-off of assets related to a capital project.
D.
Represents charges for the exit of certain products in the wellness category.
E.
Represents certain indirect tax credits in Brazil.
F.
The income tax impact of discrete tax items, including the effects of tax legislation in both Brazil and the United States in 2023. The Company adjusts its tax rate to 30.0% which represents its full year non-GAAP estimated annual tax rate as of December 31, 2024. The Company's full year non-GAAP estimated annual tax rate remains subject to variation from the mix of earnings across the Company's operating jurisdictions.

ACCO Brands Corporation and Subsidiaries

Reconciliation of Net (Loss) Income to Adjusted EBITDA (Unaudited)

(In millions)

The following table sets forth a reconciliation of net loss reported in accordance with GAAP to Adjusted EBITDA.

	Three months ended December 31,			Year ended December 31,
	2024	2023	% Change	2024	2023	% Change
Net income (loss)	$20.6	$(59.4)	NM	$(101.6)	$(21.8)	NM
Stock-based compensation	2.7	4.4	(38.6)%	11.9	14.8	(19.6)%
Depreciation	7.2	7.5	(4.0)%	28.4	32.7	(13.1)%
Amortization of intangibles	11.5	10.7	7.5%	44.7	43.4	3.0%
Restructuring	10.7	20.9	(48.8)%	16.8	27.2	(38.2)%
Impairment of goodwill and intangible assets	—	89.5	(100.0)%	165.2	89.5	42.5%
Pension Settlement	—	—	NM	4.4	—	100.0%
Interest expense, net	10.4	12.7	(18.1)%	45.1	51.5	(12.4)%
Other (income) expense, net	(0.5)	6.6	NM	(0.9)	4.5	NM
Income tax expense (benefit)	11.0	(14.0)	NM	14.3	8.7	64.4%
Adjusted EBITDA (non-GAAP)	$73.6	$78.9	(6.7)%	$228.3	$250.5	(8.9)%
Adjusted EBITDA as a % of Net Sales	16.4%	16.1%		13.7%	13.7%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(In millions)

The following table sets forth a reconciliation of net cash provided by operating activities reported in accordance with GAAP to Free Cash Flow.

	Three months ended December 31, 2024	Three months ended December 31, 2023	Year ended December 31, 2024	Year ended December 31, 2023
Net cash provided by operating activities	$52.7	$58.0	$148.2	$128.7
Additions to property, plant and equipment	(7.3)	(4.1)	(15.9)	(13.8)
Free Cash Flow (non-GAAP)	$45.4	$53.9	$132.3	$114.9

ACCO Brands Corporation and Subsidiaries

Supplemental Business Segment Information and Reconciliation (Unaudited)

(In millions)

	2024					2023					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating	Adjusted
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss)	Margin	Net Sales	(Loss)	Items	(Loss)	Margin	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands Americas	$197.2	$6.1	$6.2	$12.3	6.2%	$230.0	$12.3	$6.4	$18.7	8.1%	$(32.8)	(14.3)%	$(6.4)	(34.2)%	(190)
ACCO Brands International	161.7	12.8	4.1	16.9	10.5%	172.6	9.7	7.8	17.5	10.1%	(10.9)	(6.3)%	(0.6)	(3.4)%	40
Corporate	—	(13.0)	—	(13.0)		—	(11.9)	—	(11.9)		—		(1.1)
Total	$358.9	$5.9	$10.3	$16.2	4.5%	$402.6	$10.1	$14.2	$24.3	6.0%	$(43.7)	(10.9)%	$(8.1)	(33.3)%	(150)

Q2:
ACCO Brands Americas	$292.3	$(108.7)	$171.9	$63.2	21.6%	$336.4	$60.4	$6.4	$66.8	19.9%	$(44.1)	(13.1)%	$(3.6)	(5.4)%	170
ACCO Brands International	146.0	7.8	3.9	11.7	8.0%	157.2	7.1	4.6	11.7	7.4%	(11.2)	(7.1)%	—	—%	60
Corporate	—	(10.3)	—	(10.3)		—	(12.3)	—	(12.3)		—		2.0
Total	$438.3	$(111.2)	$175.8	$64.6	14.7%	$493.6	$55.2	$11.0	$66.2	13.4%	$(55.3)	(11.2)%	$(1.6)	(2.4)%	130

Q3:
ACCO Brands Americas	$259.1	$25.9	$10.8	$36.7	14.2%	$284.4	$33.8	$6.2	$40.0	14.1%	$(25.3)	(8.9)%	$(3.3)	(8.2)%	10
ACCO Brands International	161.8	9.5	7.6	17.1	10.6%	163.6	9.4	7.6	17.0	10.4%	(1.8)	(1.1)%	0.1	0.6%	20
Corporate	—	(9.1)	—	(9.1)		—	(11.0)	—	(11.0)		—		1.9
Total	$420.9	$26.3	$18.4	$44.7	10.6%	$448.0	$32.2	$13.8	$46.0	10.3%	$(27.1)	(6.0)%	$(1.3)	(2.8)%	30

Q4:
ACCO Brands Americas	$251.3	$31.2	$10.4	$41.6	16.6%	$284.9	$(62.6)	$112.2	$49.6	17.4%	$(33.6)	(11.8)%	$(8.0)	(16.1)%	(80)
ACCO Brands International	196.8	24.0	8.4	32.4	16.5%	203.7	23.4	8.3	31.7	15.6%	(6.9)	(3.4)%	0.7	2.2%	90
Corporate	—	(13.2)	3.4	(9.8)		—	(13.6)	0.6	(13.0)		—		3.2
Total	$448.1	$42.0	$22.2	$64.2	14.3%	$488.6	$(52.8)	$121.1	$68.3	14.0%	$(40.5)	(8.3)%	$(4.1)	(6.0)%	30

YTD:
ACCO Brands Americas	$999.9	$(45.5)	$199.3	$153.8	15.4%	$1,135.7	$43.9	$131.2	$175.1	15.4%	$(135.8)	(12.0)%	$(21.3)	(12.2)%	—
ACCO Brands International	666.3	54.1	24.0	78.1	11.7%	697.1	49.6	28.3	77.9	11.2%	(30.8)	(4.4)%	0.2	0.3%	50
Corporate	—	(45.6)	3.4	(42.2)		—	(48.8)	0.6	(48.2)		—		6.0
Total	$1,666.2	$(37.0)	$226.7	$189.7	11.4%	$1,832.8	$44.7	$160.1	$204.8	11.2%	$(166.6)	(9.1)%	$(15.1)	(7.4)%	20

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Loss to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales			$ Change - Net Sales (in millions)
	GAAP	Non-GAAP		GAAP	Non-GAAP

	Net Sales Change	Currency Translation	Comparable Sales Change (A)	Net Sales Change	Currency Translation	Comparable Sales Change (A)	Comparable Sales
Q1 2024:
ACCO Brands Americas	(14.3)%	1.0%	(15.3)%	$(32.8)	$2.4	$(35.2)	$194.8
ACCO Brands International	(6.3)%	(0.4)%	(5.9)%	(10.9)	(0.7)	(10.2)	162.4
Total	(10.9)%	0.4%	(11.3)%	$(43.7)	$1.7	$(45.4)	$357.2

Q2 2024:
ACCO Brands Americas	(13.1)%	(0.4)%	(12.7)%	$(44.1)	$(1.5)	$(42.6)	$293.8
ACCO Brands International	(7.1)%	(2.0)%	(5.1)%	(11.2)	(3.2)	(8.0)	149.2
Total	(11.2)%	(1.0)%	(10.2)%	$(55.3)	$(4.7)	$(50.6)	$443.0

Q3 2024:
ACCO Brands Americas	(8.9)%	(2.3)%	(6.6)%	$(25.3)	$(6.4)	$(18.9)	$265.5
ACCO Brands International	(1.1)%	1.2%	(2.3)%	(1.8)	2.0	(3.8)	159.8
Total	(6.0)%	(1.0)%	(5.0)%	$(27.1)	$(4.4)	$(22.7)	$425.3

Q4 2024:
ACCO Brands Americas	(11.8)%	(3.9)%	(7.9)%	$(33.6)	$(11.2)	$(22.4)	$262.5
ACCO Brands International	(3.4)%	(0.3)%	(3.1)%	(6.9)	(0.7)	(6.2)	197.5
Total	(8.3)%	(2.4)%	(5.9)%	$(40.5)	$(11.9)	$(28.6)	$460.0

2024 YTD:
ACCO Brands Americas	(12.0)%	(1.5)%	(10.5)%	$(135.8)	$(16.7)	$(119.1)	$1,016.6
ACCO Brands International	(4.4)%	(0.4)%	(4.0)%	(30.8)	(2.6)	(28.2)	668.9
Total	(9.1)%	(1.1)%	(8.0)%	$(166.6)	$(19.3)	$(147.3)	$1,685.5

(A) Comparable sales represents net sales excluding material acquisitions, if any, and with current-period foreign operation sales translated at the prior-year currency rates.